EXHIBIT 99.1

Hilltop Holdings Inc. Announces Pending Retirement of

PlainsCapital Bank President and CEO Jerry Schaffner in May 2024

COO Brian Heflin Promoted to President of PlainsCapital Bank, CAO Pete
Villarreal Promoted to COO, and Hilltop President and CEO Jeremy B. Ford to Serve as CEO

DALLAS — (BUSINESS WIRE) November 20, 2023 — Hilltop Holdings Inc. (NYSE: HTH) (“Hilltop”) today announced that Jerry Schaffner, President and CEO of Hilltop’s banking subsidiary, PlainsCapital Bank (the “Bank”), is retiring on May 1, 2024. At that time, Hilltop President and CEO Jeremy B. Ford will become CEO of PlainsCapital Bank. In anticipation of the transition, PlainsCapital Chief Operating Officer Brian Heflin has been named President of the Bank, and current Chief Administrative Officer Pete Villarreal has been named Chief Operating Officer effective immediately. Schaffner will continue to serve on PlainsCapital Bank’s board of directors, and Ford will continue to serve as President and CEO of Hilltop and Chairman of PlainsCapital Bank following the transition.

Schaffner

“Jerry Schaffner has had an astonishing career spanning 42 years and has been a key leader at PlainsCapital since its very beginning in 1988,” Ford said. “As we celebrate his well-deserved retirement and implement our succession plan, I am honored and grateful for the opportunity to build on Jerry’s legacy. This is an exciting time for our organization, as we remain focused on supporting and growing our markets and enhancing the Bank’s connectivity and profitability. We are fortunate to have Brian as President and Pete as COO, as both bring proven tenured leadership to their new roles. I look forward to working with them and the rest of the Bank’s leadership as we continue to serve our customers, employees, communities, and shareholders.”

Ford

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Hilltop Announces Retirement of PlainsCapital Bank CEO

Schaffner joined PlainsCapital in 1988 as a vice president in Lubbock, Texas. During his tenure, he has served as Chief Lending Officer and Banking Group President, before being named President and CEO in 2010.

“PlainsCapital has been an important part of my life for the past 35 years, and I consider our organization to be part of my extended family,” Schaffner said. “While my decision to retire was a difficult one, I know it is the right time for both me and the Bank. PlainsCapital is in a remarkably strong position, and I have complete confidence in the Bank’s leadership. My time at the Bank has been incredibly rewarding, and I look forward to this exciting next chapter.”

Heflin

Heflin joined PlainsCapital Bank in 1987 and led the Bank’s entry into the North Texas region in 1999. In addition to his position as Chief Operating Officer, he previously has served as North Texas Region Chairman and President of PlainsCapital Bank’s Turtle Creek branch in Dallas.

“I am honored to serve in my new role as President of PlainsCapital Bank and look forward to working closely with Jeremy, Pete, and the rest of the Bank’s leadership throughout the transition period and beyond,” Heflin said. “I am happy for Jerry as he enters retirement and want to express my deep gratitude for his 35 years of guidance and leadership. It has truly been an honor working alongside him.”

Villarreal

Villarreal joined PlainsCapital Bank in 1988 and previously served as Chief of Bank Operations before being named Chief Administrative Officer in 2012.

“I am excited about the beginning of this new phase for PlainsCapital and consider it a privilege to serve in my new role as Chief Operating Officer,” Villarreal said. “Jerry has been a friend and mentor for more than three decades and I congratulate him on his pending retirement. Following his example, the Bank will remain focused on providing the highest level of service for our customers and working to enhance our operations throughout the markets we serve.”

Hilltop Announces Retirement of PlainsCapital Bank CEO

About Hilltop Holdings Inc.

Hilltop Holdings is a Dallas-based financial holding company. Its primary line of business is to provide business and consumer banking services from offices located throughout Texas through PlainsCapital Bank. PlainsCapital Bank’s wholly owned subsidiary, PrimeLending, provides residential mortgage lending throughout the United States. Hilltop Holdings’ broker-dealer subsidiaries, Hilltop Securities Inc. and Momentum Independent Network Inc., provide a full complement of securities brokerage, institutional and investment banking services in addition to clearing services and retail financial advisory. At September 30, 2023, Hilltop employed approximately 3,900 people and operated 336 locations in 48 states. Hilltop Holdings' common stock is listed on the New York Stock Exchange under the symbol "HTH." Find more information at Hilltop-Holdings.com, PlainsCapital.com, PrimeLending.com and Hilltopsecurities.com.

FORWARD-LOOKING STATEMENTS DISCLAIMER

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements anticipated in such statements. Forward-looking statements speak only as of the date they are made and, except as required by law, we do not assume any duty to update forward-looking statements. Such forward-looking statements include, but are not limited to, statements concerning such things as our plans, objectives, strategies, expectations, intentions and other statements that are not statements of historical fact, and may be identified by words such as “believe,” ““expects,” “focus,” “may,” “plan,” “seeks,” “strategy,” “will” or “would” or the negative of these words and phrases or similar words or phrases. See the risk factors described in Hilltop Holdings Inc.’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and other reports that are filed with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement.

Hilltop Announces Retirement of PlainsCapital Bank CEO

Investor Relations Contact:

Hilltop Holdings Inc.

Erik Yohe

214-525-4634

eyohe@hilltop-holdings.com

Media Relations Contact:

Hilltop Holdings Inc.

Ben Brooks

214.252.4047

Ben.Brooks@Hilltop-Holdings.com